CarParts.com Reports Third Quarter 2026 Results

LONG BEACH, Calif. – October 29th, 2026 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the third quarter ended October 3, 2026.

Third Quarter 2026 Summary vs. Year-Ago Quarter

●	Net sales increased 1.2% to $129.3 million.
●	Gross profit of $43.2 million vs. $42.3 million, with gross margin up 30 basis points to 33.4%.
●	Net loss was ($4.1) million, or ($0.53) per share, compared to a net loss of ($10.9) million, or ($1.87) per share.
●	Adjusted EBITDA of $1.0 million vs. ($2.5) million, the third consecutive quarter of positive Adjusted EBITDA and the highest third quarter since Q3 2023.
●	Cash of $33.8 million, no revolver borrowings, and inventory of $76.9 million as of October 3, 2026.
●	A-Premium partnership surpassed its $50 million marker, exiting the quarter at an annualized revenue run rate of approximately $55 million.
●	JC Whitney annualized revenue run rate increased to approximately $3 million, up from $2.5 million in Q2.
●	Last mile network delivered over 6,000 packages in the quarter, roughly double Q2, with next day delivery live from three of four distribution centers.
●	Mobile app reached 14.5% of eCommerce revenue, up from 12.9% a year ago, with 1.7 million cumulative downloads.

Recent Developments

●	Launched CarParts+ Rewards, the Company’s first points-based loyalty program on October 13, with more than 200,000 members enrolled since the September soft launch.
●	Partnered with Klarna to offer buy-now-pay-later financing at checkout.

Management Commentary

David Meniane, Chief Executive Officer, commented: "Q3 marks our third consecutive quarter of positive Adjusted EBITDA, and we grew net sales year over year while maintaining the advertising and pricing discipline we have applied all year. These results reflect deliberate decisions on assortment, footprint, pricing, advertising efficiency, and partnerships, executed consistently over time. They are structural, not one-time. We also know we are early. $1 million of Adjusted EBITDA is a foundation, and our focus now is building on it.

"We delivered on the markers we set for the quarter. A-Premium surpassed $50 million and exited Q3 at approximately $55 million in annualized run rate revenue. JC Whitney continued to scale on Amazon, and three of our four distribution centers are now running next-day delivery through our last mile network. As our capital-light, drop-ship partnerships scale, we are carrying less inventory to support the same or greater revenue.

"With our restructuring largely complete, the next phase is about growth. We recently launched CarParts+ Rewards, which has already enrolled more than 200,000 members. The same discipline that drove this year’s results will guide how we invest for growth."

Third Quarter 2026 Financial Results

Net sales in the third quarter of 2026 were $129.3 million, up 1.2% from $127.8 million in the year-ago quarter. The increase was primarily attributable to an increase in consumer demand, while still maintaining our focus on advertising spend optimization.

Gross profit was $43.2 million in the third quarter compared to $42.3 million in the year-ago quarter, with gross margin increasing 30 basis points to 33.4%. The increase was primarily driven by lower freight costs.

Total operating expenses in the third quarter were $47.0 million compared to $52.3 million in the year-ago quarter. The decrease was primarily driven by distribution center consolidation, advertising spend efficiency gains and lower payroll costs due to headcount reductions.

Net loss in the third quarter was ($4.1) million compared to a net loss of ($10.9) million in the year-ago quarter, primarily driven by lower operating expenses and higher net sales.

Adjusted EBITDA in the third quarter was $1.0 million compared to ($2.5) million in the year-ago quarter.

On October 3, 2026, the Company had a cash balance of $33.8 million, $25.5 million of convertible notes payable balance and no revolver loan balance, compared to a $25.8 million cash balance, $25.2 million of convertible notes payable balance and no revolver loan balance at prior fiscal year-end January 3, 2026.

Conference Call

CarParts.com CEO David Meniane and Interim CFO Mark DiSiena will host a conference call today to discuss the results.

Date: Thursday, October 29, 2026

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: https://ir.carparts.com/events-and-presentations/default.aspx

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at https://ir.carparts.com/overview/default.aspx.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-led ecommerce company offering over 1.5 million quality automotive parts and accessories. Operating for over 30 years, CarParts.com has established itself as a premier destination for drivers seeking repair, maintenance, and upgrade solutions. Taking a customer-first approach, we deliver a seamless, mobile-friendly shopping experience across our website and app. With a commitment to delivering exceptional value backed by our nationwide, company-operated distribution network, fast shipping and experienced customer service team, CarParts.com aims to eliminate the uncertainty and stress often associated with vehicle maintenance and repair. The company operates CarParts.com and a portfolio of private-label and marketplace brands, including CarParts Wholesale, JC Whitney, Garage-Pro, Evan Fischer, and more. For more information, visit CarParts.com.

CarParts.com is headquartered in Long Beach, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) workforce transition costs; (g) gain on sale of subsidiary; (h) strategic alternatives exploration costs; and (i) distribution center costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net sales	$129.33	$127.77	$396.93	$427.10
Gross profit	$43.18	$42.27	$131.18	$139.40
	33.4%	33.1%	33.0%	32.6%
Operating expense	$46.95	$52.31	$141.23	$177.00
	36.3%	40.9%	35.6%	41.4%
Net loss	$(4.11)	$(10.89)	$(9.27)	$(38.88)
	(3.2)%	(8.5)%	(2.3)%	(9.1)%
Adjusted EBITDA	$1.04	$(2.50)	$3.39	$(11.84)
	0.8%	(2.0)%	0.9%	(2.8)%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net loss	$(4,107)	$(10,885)	$(9,269)	$(38,879)
Depreciation and amortization	3,790	5,242	12,322	15,702
Amortization of intangible assets	9	13	25	40
Interest expense, net	260	394	655	595
Income tax (benefit) provision	74	59	(1,310)	289
EBITDA	$26	$(5,177)	$2,423	$(22,253)
Stock compensation expense	$1,016	$2,289	$3,259	$7,434
Workforce transition costs(1)	—	—	—	1,657
Gain on sale of subsidiary(2)	—	—	(2,292)	—
Strategic alternatives exploration costs(3)	—	—	—	929
Distribution center costs(4)	—	393	—	393
Adjusted EBITDA	$1,042	$(2,495)	$3,390	$(11,840)

(1)	We incurred transition costs, primarily related to severance, mainly as part of our workforce reductions during 2025.
(2)	On January 27, 2026, the Philippines subsidiary was deconsolidated from our consolidated financial statements and a gain on sale of subsidiary was recorded in operating expense in the consolidated statements of operations.
(3)	We incurred certain costs, primarily legal and advisor costs, attributable to our exploration of strategic alternatives in 2025.
(4)	In September 2025, we recorded a $393 loss on early lease termination in connection with a lease termination agreement related to the closure of our Virginia distribution center.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 3,	September 27,	October 3,	September 27,
	2026	2025	2026	2025
Net sales	$129,331	$127,769	$396,932	$427,096
Cost of sales (1)	86,150	85,494	265,753	287,695
Gross profit	43,181	42,275	131,179	139,401
Operating expense	46,954	52,313	141,227	177,002
Loss from operations	(3,773)	(10,038)	(10,048)	(37,601)
Other income (expense):
Other income, net	161	(203)	711	238
Interest expense	(421)	(585)	(1,242)	(1,227)
Total other expense, net	(260)	(788)	(531)	(989)
Loss before income taxes	(4,033)	(10,826)	(10,579)	(38,590)
Income tax provision (benefit)	74	59	(1,310)	289
Net loss	(4,107)	(10,885)	$(9,269)	$(38,879)
Net loss per share:
Basic and diluted net loss per share	$(0.53)	$(1.87)	$(1.23)	$(6.37)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	7,697	5,819	7,508	6,107

(1)	Excludes depreciation and amortization expense which is included in operating expense.
(2)	Per share and share amounts reported above were retroactively updated for the effect of the 10-to-1 reverse stock split that occurred in May 2026. For further information, refer to “Note 3 - Stockholders’ Equity and Share-Based Compensation” in the Notes to the Consolidated Financial Statements included in Part I, Item 1, of the Form 10-Q.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	October 3,	January 3,
	2026	2026
ASSETS
Current assets:
Cash and cash equivalents	$33,779	$25,821
Accounts receivable, net	9,859	7,061
Inventory, net	76,893	95,180
Other current assets	7,638	6,996
Total current assets	128,169	135,058
Property and equipment, net	17,428	20,191
Right-of-use - assets - operating leases, net	15,504	18,586
Right-of-use - assets - finance leases, net	5,292	7,233
Other non-current assets	5,147	3,788
Total assets	$171,540	$184,856
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$40,261	$44,884
Accrued expenses	23,850	24,642
Right-of-use - obligation - operating, current	4,958	4,858
Right-of-use - obligation - finance, current	2,005	2,767
Other current liabilities	4,422	4,090
Total current liabilities	75,496	81,241
Convertible notes payable	25,545	25,161
Right-of-use - obligation - operating, non-current	12,180	15,771
Right-of-use - obligation - finance, non-current	4,815	6,082
Other non-current liabilities	—	3,125
Total liabilities	118,036	131,380
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 8,070 and 7,005 shares issued and outstanding as of October 3, 2026 and January 3, 2026 (of which 378 are treasury stock)	8	7
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	354,695	344,176
Accumulated other comprehensive income	—	1,223
Accumulated deficit	(289,287)	(280,018)
Total stockholders’ equity	53,504	53,476
Total liabilities and stockholders' equity	$171,540	$184,856

(1)	Common stock, shares issued and outstanding, and treasury stock reported above were retroactively updated for the effect of the 10-to-1 reverse stock split that occurred in May 2026. For further information, refer to “Note 3 - Stockholders’ Equity and Share-Based Compensation” in the Notes to the Consolidated Financial Statements included in Part I, Item 1, of the Form 10-Q.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	October 3,	September 27,
	2026	2025
Operating activities
Net loss	$(9,269)	$(38,879)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	12,322	15,702
Amortization of intangible assets	25	40
Noncash interest expense	384	24
Share-based compensation expense	3,259	7,434
Stock awards issued for non-employee director service	36	40
Gain on sale of subsidiary	(2,292)	—
Amortization of deferred financing costs	419	84
Loss from disposition of assets	—	4
Loss on early lease termination	—	393
Changes in operating assets and liabilities:
Accounts receivable	(2,798)	(1,251)
Inventory	18,287	(3,930)
Other current assets	(1,042)	(113)
Other non-current assets	(1,941)	(486)
Accounts payable and accrued expenses	(5,954)	(5,151)
Other current liabilities	331	(509)
Right-of-use obligation - operating leases - current	607	(150)
Right-of-use obligation - operating leases - long-term	(893)	8
Other non-current liabilities	(1,438)	263
Net cash provided by (used in) operating activities	10,043	(26,477)
Investing activities
Additions to property and equipment	(7,553)	(6,281)
Proceeds from sale of subsidiary	300	—
Net cash used in investing activities	(7,253)	(6,281)
Financing activities
Borrowings from revolving loan payable	97	20,565
Payments made on revolving loan payable	(97)	(20,565)
Proceeds from convertible notes payable	—	25,000
Payments made on finance leases	(2,028)	(2,615)
Net proceeds from issuance of common stock for ESPP	—	154
Proceeds from issuance of common stock	8,000	10,733
Payment of issuance costs - common stock	(54)	(383)
Statutory tax withholding payment for share-based compensation	(157)	(517)
Net cash provided by financing activities	5,761	32,372
Effect of exchange rate changes on cash	(593)	—
Net change in cash and cash equivalents	7,958	(386)
Cash and cash equivalents, beginning of period	25,821	36,397
Cash and cash equivalents, end of period	$33,779	$36,011
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$2,391	$—
Accruals for property and equipment	$494	$396
Share-based compensation expense capitalized in property and equipment	$299	$685
Accrued issuance costs - purchase agreement	$—	$550
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$8	$152
Cash paid during the period for interest	$869	$1,094
Cash received during the period for interest	$587	$631